EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                         State/Country
Company Name                                                             of Incorporation
------------                                                             ----------------
Knight-Ridder, Inc.
     Aberdeen News Company                                               Delaware
     The Beacon Journal Publishing Company                               Ohio
     Boca Raton News, Inc.                                               Florida
     Boulder Publishing, Inc.                                            Colorado
     The Bradenton Herald, Inc.                                          Florida
     Circom Corporation                                                  Pennsylvania
     Contra Costa Newspapers, Inc.                                       California
     Destination Florida                                                 Florida (partnership)
     Detroit Free Press, Incorporated                                    Michigan
         Detroit Newspaper Agency                                        Michigan  (partnership)
     Drinnon, Inc.                                                       Georgia
     The Gables Publishing Company                                       Florida
     Grand Forks Herald, Incorporated                                    Delaware
     Gulf Publishing Company, Inc.                                       Mississippi
     KR Net Ventures, Inc.                                               Delaware
         InfiNet Company                                                 Virginia  (partnership)
     KR Newsprint Company                                                Florida
         Southeast Paper Manufacturing Co.                               Georgia  (partnership)
     KR Video, Inc.                                                      Delaware
     Keynoter Publishing Company, Inc.                                   Florida
     Knight News Services, Inc.                                          Michigan
         Knight-Ridder Tribune Information Services                      District of Columbia  (partnership)
     The Knight Publishing Co.                                           Delaware
     Knight-Ridder Business Information Services, Inc.                   Delaware
         Knight-Ridder Financial, Inc.                                   Delaware
         Commodity News Services (International), Inc.                   Delaware
             Equinet Pty, Ltd.                                           Australia
                     Equinet Information (NZ) Ltd.                       New Zealand
                     RWE Australian Business News Pty. Limited           Australia
             Knight-Ridder Financial Deutschland GmbH                    Germany
             Knight-Ridder Financial Holding AEA Company, Inc.           Delaware
                     Knight-Ridder Financial AEA, Inc.                   Delaware
                     Knight-Ridder Financial/JM, Inc.                    Delaware
                     Knight-Ridder Financial/Japan, Inc.                 Delaware
             Knight-Ridder Financial/Iberica S.A.                        Spain
         Knight-Ridder Information, Inc.                                 California
             Article Express International, Inc.                         Delaware
             CARL Corporation                                            Colorado
                     Carl Systems Data Retrieval, Inc.                   Colorado
                           The UnCover Company                           Colorado  (partnership)
             Dialog Information Europe, Inc.                             California
             Dialog Information Services Europe, Ltd.                    England
             Infomart/DIALOG Ltd.                                        Canada
             Knight-Ridder Compania de Servicios, S.A. de C.V.           Mexico
             Knight-Ridder Informacion, AB                               Sweden
             Knight-Ridder Information A.G.                              Switzerland
             Knight-Ridder Information A./S                              Denmark
             Knight-Ridder Information GmbH                              Germany
             Knight-Ridder Information, Ltd.                             England
             Knight-Ridder Information S.A.                              Belgium
             Knight-Ridder Information, S.A. de C.V.                     Mexico
             Knight-Ridder Information SARL                              France
             Knight-Ridder Information S.r.L.                            Italy
         Technimetrics, Inc.                                             Delaware
         Knight-Ridder Cablevision, Inc.                                 Florida
             KRC-NJFT, Inc.                                              Delaware
               KRC-SNJ, Inc.                                             Delaware
               KRC-CCC                                                   Colorado (partnership)
               TKR Cable Company                                         Colorado  (partnership)
               TKR Cable Partners                                        Colorado  (partnership)
               TCI-TKR L.P.                                              Colorado (partnership)
         Knight-Ridder Investment Company                                Delaware
             Knight-Ridder Leasing Company                               Florida
             Seattle Times Company                                       Delaware
         Lexington Herald-Leader Co.                                     Kentucky
         MHPC International, Inc.                                        Florida
         The Macon Telegraph Publishing Company                          Georgia
         The Miami Herald Publishing Company                             *
         Newberry Publishing Company, Inc.                               South Carolina
         News Publishing Company                                         Indiana
             Fort Wayne Newspapers, Inc.                                 Indiana
             Fort Wayne Newspapers Agency                                Indiana  (partnership)
         Nittany Printing and Publishing Company                         Pennsylvania
         Northwest Publications, Inc.                                    Delaware
             Duluth News-Tribune & Herald                                *
             Saint Paul Pioneer Press                                    *
         The Observer Transportation Company                             North Carolina
         Philadelphia Newspapers, Inc.                                   Pennsylvania
         Philadelphia Online, Inc.                                       Delaware
         Post-Tribune Publishing, Inc.                                   Indiana
         PressLink, Inc.                                                 Delaware
         Press-Telegram Publications, Inc.                               California
             P.T. Sales and Marketing, Inc.                              California
         The R.W. Page Corporation                                       Georgia
         Ridder Publications, Inc.                                       Delaware
             KR Land Holding Corporation                                 Delaware
             The UnCover Company                                         Colorado (partnership)
         San Jose Mercury News, Inc.                                     California
             Silicon Valley D.A.T.A., Inc.                               California
         The State-Record Company, Inc.                                  South Carolina
         Sun Publishing Company, Inc.                                    South Carolina
         Tallahassee Democrat, Inc.                                      Florida
         Tribune Newsprint Company                                       Utah
             Ponderay Newsprint Company                                  Washington  (partnership)
         Twin Cities Newspaper Services, Inc.                            Minnesota
         Wichita Eagle and Beacon Publishing Company, Inc.               Kansas


* indicates that the subsidiary listed is a division, not a legal entity.


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